MANAGEMENT AGREEMENT
                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN EQUITY FUNDS

     The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Century Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund


Date: June 30, 2006


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                                   SCHEDULE B

                              RATE OF COMPENSATION


FUND                                        RATE OF COMPENSATION BASED ON
                                            EACH FUND'S AVERAGE DAILY NET ASSETS

Neuberger Berman Century Fund                  0.550% of first $250 million
Neuberger Berman Focus Fund                    0.525% of next $250 million
Neuberger Berman Guardian Fund                 0.500% of next $250 million
Neuberger Berman International Large Cap Fund  0.475% of next $250 million
Neuberger Berman Manhattan Fund                0.450% of next $500 million
Neuberger Berman Partners Fund                 0.425% of next $2.5 billion
Neuberger Berman Regency Fund                  0.400% in excess of $4 billion
Neuberger Berman Socially Responsive Fund

Neuberger Berman Fasciano Fund                 0.850% of first $500 million
                                               0.825% of next $500 million
                                               0.800% of next $500 million
                                               0.775% of next $500 million
                                               0.750% of next $500 million
                                               0.725% in excess of $2.5 billion

Neuberger Berman Genesis Fund                  0.850% of first $250 million
Neuberger Berman Millennium Fund               0.800% of next $250 million
                                               0.750% of next $250 million
                                               0.700% of next $250 million
                                               0.650% in excess of $1 billion

Neuberger Berman International Fund            0.850% of first $250 million
Neuberger Berman International                 0.825% of next $250 million
Institutional Fund                             0.800% of next $250 million
                                               0.775% of next $250 million
                                               0.750% of next $500 million
                                               0.725% of next $1 billion
                                               0.700% in excess of $2.5 billion

Neuberger Berman Real Estate Fund              0.850%




Date: June 30, 2006